UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2020

T2 BIOSYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36571	20-4827488
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

101 Hartwell Avenue, Lexington, Massachusetts 02421

(Address of principal executive offices, including Zip Code)

(781) 761-4646

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	TTOO	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 19, 2020, the registrant and LS King Hartwell Innovation Campus, LLC (the “Hartwell Ave. Landlord”) entered into (i) the Sixth Amendment to Lease (the “101 Hartwell Lease Amendment”), amending that certain Lease, dated as of August 6, 2010 (as subsequently amended, the “101 Hartwell Lease”) relating to the registrant’s corporate headquarters and research space located at 101 Hartwell Ave., Lexington, Massachusetts (the “101 Hartwell Premises”) and (ii) the First Amendment to Lease (the “4 Hartwell Lease Amendment”), amending that certain Lease, dated as of November 12, 2014 (the “4 Hartwell Lease”) relating to laboratory space located at 4 Hartwell Ave., Lexington, Massachusetts (the “4 Hartwell Premises”).

The 101 Hartwell Lease Amendment extends the term of the 101 Hartwell Lease from December 31, 2021 to December 31, 2028. Under the terms of the 101 Hartwell Lease Amendment, beginning on January 1, 2022 and ending on December 31, 2022, the registrant is obligated to pay the Hartwell Ave. Landlord monthly rent installments of $140,145.83. The registrant’s monthly base rent will increase by three percent of the then-current base rent on January 1 of each succeeding year during the term of the 101 Hartwell Lease, beginning on January 1, 2023. Pursuant to the 101 Hartwell Lease Amendment, registrant has the right, at its option and subject to certain conditions, to extend the term of the 101 Hartwell Lease for one additional period of five years following the expiration of the term.

Subject to the terms and conditions of the 101 Hartwell Lease Amendment, the Hartwell Ave. Landlord has agreed to reimburse the registrant for certain costs relating to improvements made by registrant to the 101 Hartwell Premises, in an initial amount not to exceed $504.525 and, subject to registrant satisfying certain financial conditions after the earlier to occur of (A) the exercise by registrant of the right of first offer described below and (B) February 1, 2025, an additional amount not to exceed $504,525 for costs related to HVAC improvements.

In connection with the execution of the 101 Hartwell Lease Amendment, the security deposit for the 101 Hartwell Premises was increased from $160,000 to $420,437.50, which registrant has provided in the form of a letter of credit.

Pursuant to the 101 Hartwell Lease Amendment, the Hartwell Ave. Landlord has extended the time period in which the registrant can exercise its right of first offer with respect to an additional 7,700 square feet of space located in the same building as the 101 Hartwell Premises.

The 4 Hartwell Lease Amendment extends the term of the 4 Hartwell Lease from April 1, 2021 to October 31, 2025. Under the terms of the 4 Hartwell Lease Amendment, beginning on April 1, 2021 and ending on October 31, 2025, the registrant is obligated to pay the Hartwell Ave. Landlord monthly rent installments of $43,659. The registrant’s monthly base rent will increase by three percent of the then-current base rent on April 1 of each succeeding year during the term of the 4 Hartwell Lease, beginning on April 1, 2021.

Subject to the terms and conditions of the 4 Hartwell Lease Amendment, prior to the expiration of the term, registrant has the right, at its option and subject to certain conditions, to extend the term of the 4 Hartwell Lease for one additional period of three years and two months and a second additional extension period of five years.

In connection with the execution of the 4 Hartwell Lease Amendment, the security deposit for the 4 Hartwell Premises was decreased from $280,665 to $130,997, which registrant has provided in the form of a letter of credit.

On October 20, 2020 the registrant and Columbus Day Realty (the “Wilmington Landlord”) entered into Amendment No. 5 to Commercial Lease (the “Wilmington Lease Amendment”), amending that certain Commercial Lease, dated May 6, 2013 (as subsequently amended, the “Wilmington Lease”) relating to the registrant’s additional office space, laboratory and manufacturing space in Wilmington, Massachusetts (the “Wilmington Premises”).

The Wilmington Lease Amendment extends the term of the Wilmington Lease from December 31, 2020 to December 31, 2022. Beginning on January 1, 2021 and ending on December 31, 2021, the registrant is obligated to pay the Wilmington Landlord rent at the rate of Twelve Dollars ($12.00) per square foot for a total base rent of $6,570 per month. The registrant’s base rent will increase to Thirteen Dollars ($13.00) per square foot beginning on January 1, 2022 and ending on December 31, 2022 for a total base rent of $7,117.5 per month.

The foregoing summary is qualified in its entirety by reference to the 101 Hartwell Lease Amendment, the 4 Hartwell Lease Amendment, and the Wilmington Lease Amendment, a copy of each which will be attached as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ending September 30, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 23, 2020	T2 BIOSYSTEMS, INC.

	By:	/s/ John Sprague
John Sprague
Chief Financial Officer